Exhibit 23.1


[PricewaterhouseCoopers logo]

                                        Kesselman & Kesselman
                                        Certified Public Accountants (Isr.)
                                        Trade Tower, 25 Hamered Street
                                        Tel Aviv 68125 Israel
                                        P.O. Box 452 Tel Aviv 61003 Israel
                                        Telephone +972-3-7954555
                                        Facsimile +972-3-7954556


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2002, relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Partner Communications Company Ltd., (hereafter - "Partner") which is incorporated by reference in Partner's Annual Report on Form 20-F for the year ended December 31, 2001.



                                                /s/ Kesselman & Kesselman
Tel-Aviv, Israel                                    Kesselman & Kesselman
  December 3, 2002                           Certified Public Accountants (Isr.)